                                                                    EXHIBIT 99.2


INVESTOR RELATIONS CONTACT:                                FOR IMMEDIATE RELEASE

     Blanche M. Sutter
     Executive Vice President and CFO
     Caere Corporation
     408/395-7000

     Heidi Flannery
     President
     Fi.Comm
     503/844-8888
     heidi.flannery@ficomm.com


                            CAERE CORPORATION REPORTS
           FOURTH QUARTER AND 1999 YEAR END REVENUES AND NET EARNINGS


     LOS GATOS, CA -- FEBRUARY 1, 2000 -- Caere Corporation (NASDAQ: CAER) today reported fourth quarter 1999 net earnings of $1,536,000 or $.13 per share, net of $1,235,000, related to the discontinued operation of its hardware business and a one-time charge of $1,150,000 for the settlement of a patent claim. Excluding the effect of the discontinued operation and the one-time charge, earnings and earnings per share would have been $3,576,000 and $.30, respectively. Net earning and earnings per share from continuing operations for the fourth quarter of 1999 were $2,771,000 and $ .23, respectively, compared to net earnings and earnings per share from continuing operations for the fourth quarter of 1998 of $3,307,000, and $.26, respectively. Net revenues from continuing operations for the fourth quarter of 1999 were $16,603,000, compared to $16,482,000 for the fourth quarter of 1998.

     During the fourth quarter of 1999, Caere discontinued the operations of its hardware business. Accordingly, all the information in the income statement reflects the effect of the discontinued operations. As part of the discontinuance, the company sold manufacturing rights, remaining inventory, and fixed assets related to the hardware operation to a former distributor of the products. Additionally, the purchaser is assuming all future product support obligations for the hardware products.

                                      10.

     For the full year 1999, Caere's revenues, net earnings and earnings per share from continuing operations were $58,793,000, $8,236,000, and $.67, respectively, compared to $57,351,000, $9,260,000, and $.70, respectively, for 1998.

     "We are extremely pleased with our software revenue in the last quarter, which represents our best quarter ever," said Bob Teresi, Caere's chairman and CEO. "Our growing installed base of over 20 million customers has responded very positively to the introduction of OmniPage Pro 10.0. This new version offers many enhancements that increase OmniPage Pro's technological and value advantage. In addition, we are impressed with the continued growth we see with OmniForm, both as a stand-alone forms application and as an integrated component for corporate enterprise solutions."

     The Company notes that, except for the historical information contained herein, the matters discussed above contain forward-looking statements subject to risks and uncertainties that may cause the Company's actual results to differ materially. These risks and uncertainties include, but are not limited to, various technological and competitive factors such as the introduction and acceptance of rival products; acceptance of the Company's new products; pricing pressures; success of the "bundle and upgrade" business model, including the Company's maintaining its relationships with scanner manufacturers along with customers' opting to upgrade to newer or more fully featured products; changes in customer order patterns, including the maintenance of relationships with retail distributors and dealers; manufacturing considerations, including the maintenance of margins in a declining-price environment, as well as risk of inventory obsolescence due to shifts in market demand and new product introductions; and other risk factors listed from time to time in the Company's SEC reports, including but not limited to, the Company's 1998 Annual Report on Form 10-K for the year ended December 31, 1998, and the 1999 Quarterly Reports on Form 10-Q.

About The Company

     Caere Corporation a worldwide leader in software solutions for scanners and digital cameras. Caere develops optical character recognition (OCR) technology, electronic forms, document and digital camera management products, Web publishing software, and media asset management software. Caere's products bridge the gap between the paper and digital worlds by converting static paper documents into dynamic electronic information. Caere products include the OmniPage(R), WordScan(R), M/Series(TM), and Recognita families of OCR software; OmniForm(R), and OmniForm Internet Publisher family of electronic forms software; PageKeeper(R)family of personal document management software; ImageAXS(TM) family of media asset management products, and Production OCR solutions and Developer's kits. Caere is headquartered in Los Gatos, California. Subsidiaries are located in Amsterdam, Budapest, Munich, and Paris. Caere corporate and product information is available at http://www.caere.com on the World Wide Web.

Caere product names and features referred to herein are trademarks of the Company. Trade names, product names, and marks other than those identified as trademarks of Caere are trademarks of their respective holder(s) and are hereby recognized.

                          -financial tables to follow-

                                      11.

CAERE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS)


                                                      DECEMBER 31,   DECEMBER 31,
                                                         1999           1998
                                                      -----------    -----------
ASSETS:


CASH AND SHORT-TERM INVESTMENTS                           $50,883        $44,337
RECEIVABLES, NET                                            7,760          7,336
INVENTORIES, NET                                              199          1,953
OTHER CURRENT ASSETS                                          876            422
PROPERTY AND EQUIPMENT, NET                                 3,302          3,640
DEFERRED TAX ASSETS                                         5,919          4,578
OTHER ASSETS                                                1,078          1,618
                                                          -------        -------

   TOTAL ASSETS                                           $70,017        $63,884
                                                          =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY:

ACCRUED EXPENSES AND OTHER PAYABLES                       $ 7,394        $ 7,711
COMMON STOCK                                               41,708         42,421
RETAINED EARNINGS                                          20,915         13,752
                                                          -------        -------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $70,017        $63,884
                                                          =======        =======

CAERE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                          QUARTER ENDED              YEAR ENDED
                                                                           DECEMBER 31,             DECEMBER 31,
                                                                        1999         1998         1999         1998
                                                                      --------     --------     --------     -------
NET REVENUES                                                          $ 16,603     $ 16,482     $ 58,793     $57,351

COST OF REVENUES                                                         2,103        2,395        8,995       9,963
                                                                      --------     --------     --------     -------
                                                                        14,500       14,087       49,798      47,388
                                                                      --------     --------     --------     -------
OPERATING EXPENSES:
     RESEARCH AND DEVELOPMENT                                            3,009        3,191       11,914      11,298
     SELLING, GENERAL AND ADMINISTRATIVE                                 7,148        6,973       27,573      26,364
     SETTLEMENT OF PATENT LITIGATION                                     1,150           --        1,150          --
                                                                      --------     --------     --------     -------
                                                                        11,307       10,164       40,637      37,662
                                                                      --------     --------     --------     -------

     OPERATING EARNINGS                                                  3,193        3,923        9,161       9,726

INTEREST AND OTHER INCOME                                                  766          656        2,604       2,621
                                                                      --------     --------     --------     -------

     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               3,959        4,579       11,765      12,347
       INCOME TAX EXPENSE                                                1,188        1,272        3,529       3,087
                                                                      --------     --------     --------     -------

     INCOME FROM CONTINUING OPERATIONS                                   2,771        3,307        8,236       9,260

     DISCONTINUED OPERATIONS:
       INCOME (LOSS) FROM OPERATION OF HARDWARE (ADE) GROUP
       (NET OF TAX EXPENSE (BENEFIT) OF $(24), $59, $46, AND $338)
          AND $338)                                                        (56)         152          106       1,016

       LOSS ON DISPOSAL OF HARDWARE (ADE) GROUP (NET OF TAX
       BENEFIT OF $505 FOR BOTH THE QUARTER ENDED AND YEAR ENDED
       DECEMBER 31, 1999)                                               (1,179)                   (1,179)
                                                                      --------     --------     --------     -------
                                                                        (1,235)         152       (1,073)      1,016
                                                                      --------     --------     --------     -------
        NET INCOME                                                    $  1,536     $  3,459     $  7,163     $10,276
                                                                      ========     ========     ========     =======
     BASIC EARNINGS PER SHARE FROM:
         CONTINUING OPERATIONS                                        $   0.23     $   0.27     $   0.68     $  0.73
         DISCONTINUED OPERATIONS:
             INCOME (LOSS) FROM OPERATION OF HARDWARE (ADE) GROUP     $   0.00     $   0.01     $   0.01     $  0.08
             LOSS FROM DISPOSAL OF HARDWARE (ADE) GROUP               $  (0.10)    $   0.00     $  (0.10)    $  0.00
                                                                      --------     --------     --------     -------
     BASIC EARNINGS PER SHARE                                         $   0.13     $   0.28     $   0.59     $  0.81
                                                                      ========     ========     ========     =======

     DILUTED EARNINGS PER SHARE FROM:
         CONTINUING OPERATIONS                                        $   0.23     $   0.26     $   0.67     $  0.70
         DISCONTINUED OPERATIONS:
             INCOME (LOSS) FROM OPERATION OF HARDWARE (ADE) GROUP     $   0.00     $   0.01     $   0.01     $  0.08
             LOSS FROM DISPOSAL OF HARDWARE (ADE) GROUP               $  (0.10)    $   0.00     $  (0.10)    $  0.00
                                                                      --------     --------     --------     -------
     DILUTED EARNINGS PER SHARE                                       $   0.13     $   0.27     $   0.58     $  0.78
                                                                      ========     ========     ========     =======

     WEIGHTED AVERAGE SHARES USED IN:
          BASIC EARNINGS PER SHARE CALCULATION                          12,096       12,315       12,082      12,687
          DILUTED EARNINGS PER SHARE CALCULATION                        12,112       12,769       12,336      13,246